SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  February 12, 2010

MID-WISCONSIN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-18542

06-1169935

(State or Other

(Commission File

(IRS Employer

Jurisdiction of

Number)

Identification

Incorporation)

Number)

132 WEST STATE STREET

MEDFORD, WI 54451

(Address of principal executive offices, including Zip Code)

(715) 748-8300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.02.

Results of Operations and Financial Conditions

On February 12, 2010, Mid-Wisconsin Financial Services, Inc. reported a net loss of $1.1 million, or $0.70 per diluted common share, for the fourth quarter ended December 31, 2009, as compared to net earnings of $48,000, or $0.03 per diluted common share, for the fourth quarter of 2008.

The Company also reported a net loss of $3 million, or $1.84 per diluted common share, for the fiscal year ended December 31, 2009, as compared to net earnings of $1.2 million, or $0.76 per diluted common share, for the 2008 fiscal year.

A copy of the news release is furnished as Exhibit 99.1 to this report.

Section 7 – Regulation FD

Item 7.01.

Regulation FD Disclosure

On February 12, 2010, Mid-Wisconsin Financial Services, Inc. issued a news release concerning general economic conditions, the impact of those conditions on the financial performance of the Company and its wholly-owned subsidiary, Mid-Wisconsin Bank, and the actions that the Bank’s management is taking to address these issues.  A copy of the news release is furnished as Exhibit 99.2 to this report and is incorporated by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1*

News release dated February 12, 2010—Quarterly and Year-End Results

Exhibit 99.2

News release dated February 12, 2010—Letter to Shareholders

*  This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to have been filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 unless expressly so provided by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-WISCONSIN FINANCIAL SERVICES, INC.

Date:  February 12, 2010

By:  JAMES F. WARSAW

James F. Warsaw

President and Chief Executive Officer

EXHIBIT INDEX

to

FORM 8-K

of

MID-WISCONSIN FINANCIAL SERVICES, INC.

Dated February 12, 2010

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 99.1

News release dated February 12, 2010—Quarterly and Year-End Results

Exhibit 99.2

News release dated February 12, 2010—Letter to Shareholders

3